UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

LYDALL, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.
In connection with the Disposition (as defined below), on June 30, 2011, the Company issued a press release regarding the transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.	Other Events.
On June 29, 2011, Lydall, Inc., a Delaware corporation (the “Company”), caused Lydall Thermal/Acoustical, Inc., a Delaware corporation and  a wholly-owned subsidiary of the Company (the “Seller”), to sell to Lytron Incorporated, a Massachusetts corporation (the “Buyer”), all of the outstanding shares of capital stock of Lydall Industrial Thermal Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of the Seller (“Affinity”) for a cash purchase price of $14,000,000 (the “Disposition”), subject to post-closing adjustment.  The Disposition was completed pursuant to the Stock Purchase and Sale Agreement, dated June 29, 2011, by and among the Company, the Seller and the Buyer (the “Agreement”), which contains customary representations, warranties and indemnities of the Company and the Buyer.  The Company expects the proceeds from the sale to exceed the carrying value of Affinity and the associated transaction costs.

Other than the contractual undertakings set forth in the Agreement itself and the related documents, no material relationship exists between the Buyer and the Company or any of the Company’s affiliates, or any director or officer of the Company, or any associate of such director or officer.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed with this report, as set forth below:

Exhibit Number	Exhibit Description
99.1	Press release, dated June 30, 2011, titled “Lydall Completes Divestiture of Affinity”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYDALL, INC.

Date: July 6, 2011	By:	/s/ James V. Laughlan
James V. Laughlan Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated June 30, 2011, titled “Lydall Completes Divestiture of Affinity”.